Filed Pursuant to
                                                                 Rule 424(b)(3)
                                                             File No. 333-83208




                         PRICING SUPPLEMENT NO. 8 DATED
                          APRIL 22, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:            $6,419,000

Price to Public:                       100%

Concession:                            1.2%

Net Proceeds:                          $6,341,972

Original Issue Date                    April 25, 2002
(Settlement Date):

Stated Maturity Date:                  April 15, 2009

Interest Rate:                         5.65% per annum

Interest Payment Dates:                Commencing October 15, 2002 and
                                       thereafter on the 15th calendar day of
                                       each April and October of each year up
                                       to and including the Maturity Date

Optional Redemption:                   [ ] Yes
                                       [X] No

Survivor's Option:                     [X] Yes
                                       [ ] No

Form of Notes Issued:                  [X] Book-Entry Notes
                                       [ ] Certificated Notes

CUSIP Number:                          09700PAH1

Joint Lead Managers and Lead Agents:   Banc of America Securities LLC and
                                       INCAPITAL, LLC

Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Quick and Reilly Inc., Salomon Smith Barney, U.S. Bancorp Piper Jaffray, UBS PaineWebber, Wachovia Securities